                                                                    EXHIBIT 8



                         REGISTRATION RIGHTS AGREEMENT


                                 by and among

                             INFOSEEK CORPORATION

                            a Delaware Corporation,

                           DISNEY ENTERPRISES, INC.

                            a Delaware Corporation

                                      and

                            THE WALT DISNEY COMPANY

                            a Delaware Corporation


                               November 18, 1998

                               TABLE OF CONTENTS

                                                                            Page
1.       Certain Definitions.............................................      1

2.       Registration....................................................      2

         2.1      Requested Registration.................................      2
         2.2      Company Registration...................................      5
         2.3      Expenses of Registration...............................      6
         2.4      Registration Procedures................................      6
         2.5      Indemnification........................................     10
         2.6      Information by Purchaser...............................     12
         2.7      Rule 144 Reporting.....................................     12
         2.8      Transfer of Registration Rights........................     13
         2.9      Termination of Registration Rights.....................     13

3.       Standoff Agreement..............................................     13

4.       Amendment.......................................................     14

5.       Governing Law...................................................     14

6.       Entire Agreement................................................     14

7.       Notices.........................................................     14

8.       Remedies........................................................     16

9.       Severability....................................................     16

10.      Attorneys' Fees.................................................     16

11.      Counterparts....................................................     16

                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "Agreement") is made as of
November 18, 1998 by and among Infoseek Corporation, a Delaware corporation (the "Company"), Disney Enterprises, Inc., a Delaware corporation ("DEI") and The Walt Disney Company, a Delaware Corporation (the "TWDC"). As used herein, "Purchaser" shall mean TWDC and any "Purchaser Controlled Corporation" as that term is defined in that certain Governance Agreement (as defined herein).

                                    RECITALS

     WHEREAS, the Company and the Purchaser have entered into that certain Agreement and Plan of Reorganization by and among the Company, Infoseek Corporation, a California corporation, DEI, and Starwave Corporation, a Washington corporation, dated June 16, 1998 (the "Reorganization Agreement") pursuant to which, among other things, certain transactions contemplated therein shall be completed including the receipt by Purchaser of shares of the Company; and

     WHEREAS, the Company seeks to grant certain registration rights with respect to the securities of the Company held by the Purchaser.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Company and the Purchasers agree as follows:

     1.   CERTAIN DEFINITIONS.

          As used in this Agreement, the following terms shall have the following respective meanings:

          "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act (as defined herein).

          "EFFECTIVE DATE" shall mean the date on which the transactions contemplated by the Reorganization Agreement are consummated.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and rules and regulation of the Commission thereunder, all as the case shall be in effect all at that time.

          "GOVERNANCE AGREEMENT" shall mean that certain Governance Agreement by and among TWDC, DEI and the Company;

          "REGISTRABLE SECURITIES" means shares of Common Stock of the Company held by the Purchaser, or its transferees pursuant to Section 2.8, whether acquired through that certain Common Stock and Warrant Purchase Agreement (the "Purchase Agreement") by and between the

Company and TWDC of even date herewith, the Reorganization Agreement, upon exercise of the Warrant purchased pursuant to the Purchase Agreement or otherwise, PROVIDED, HOWEVER, such shares shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction and therefore are no longer "Restricted Securities" under the Act.

          The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act or the Exchange Act, and the declaration or ordering of the effectiveness of such registration statement.

          "REGISTRATION EXPENSES" shall mean all expenses, except Selling Expenses (as defined below), incurred by the Company in complying with Sections 2.1, 2.2 and 2.4 hereof, including, without limitation, all registration, qualification listing and filing fees, underwriters' expenses other than Selling Expenses (as defined herein), "road show" expenses, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all shareholders selling securities pursuant to such registration.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Purchaser and, except as set forth under "Registration Expenses", all reasonable fees and disbursements of counsel for the Purchaser.

          "SHELF REGISTRATION" shall mean a registration on Form S-3 (or any successor thereto) or any other appropriate form pursuant to Rule 415 under the Securities Act (or any successor rule that may be adopted by the Commission) providing for the sale of Securities on a delayed or continuous basis.

      2.  REGISTRATION.

          2.1  REQUESTED REGISTRATION.

               (a) REQUEST FOR REGISTRATION. In case the Company shall receive from the Purchaser a written request that the Company effect any registration, qualification or compliance under the Securities Act or Exchange Act with respect to a number of the shares of Registrable Securities, such that the anticipated aggregate offering price, net of underwriting discounts and commissions, is at least ten million dollars ($10,000,000) or, if less, all of the Purchaser's remaining Registrable Securities, the Company will within 45 days of such request file such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and/or the Exchange Act and any other governmental requirements or regulations) in the manner reasonably requested by the Purchaser and as would permit or facilitate the sale and distribution of all such Registrable Securities which are specified in such request and the Company shall thereafter use its best efforts to cause such registration, qualification or compliance to become effective.

          (b) Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to take any action pursuant to this Section 2.1;

               (i) prior to the earlier of (A) three (3) years after the Effective Date and (B) the termination of the Standstill Period (as defined in the Governance Agreement) except in the case of a pro rata distribution by TWDC to its stockholders;

               (ii) during the period starting with the date thirty (30) days prior to the Company's reasonably estimated date of filing of, and ending on the date ninety (90) days immediately following the effective date of, any registration statement pertaining to securities offered by the Company (other than a registration of securities on Form S-8 (as promulgated under the Securities Act), a registration of securities on Form S-4, a registration of securities in a Rule 145 (as promulgated under the Securities Act) transaction, a registration of securities with respect to an employee benefit plan, or, a Shelf Registration (including in each case pursuant to successor forms and rules)), provided that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective and the managing underwriter of such offering certifies in writing that the registration of Registrable Securities would have in its reasonable estimation a material adverse effect on the marketability of the offering for which such registration statement was filed;

               (iii) if the Company has already effected two such registrations pursuant to subparagraph 2.1(a);

               (iv) if the Company shall furnish to the Purchaser a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors, as determined by a majority vote thereof, it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, in which case the Company's obligation to use best efforts to register, qualify or comply under this Section 2.1 shall be deferred for a period not to exceed 60 days from the date of receipt of written request from the Purchaser; provided that, the Company may not exercise this deferral right more than once in any consecutive twelve-month period; or

               (v) if the Company has effected one such registration pursuant to Section 2.1 in the preceding year, such registration having been declared or ordered effective and remained subject to the declaration of any Suspension Periods (as defined in Section 2.4(e)) in compliance with Section 2.4(e) effective until the earlier to occur of (x) 120 days, plus the number of days in any Suspension Periods during such time, after such declaration or order of effectiveness or

(y) the sale of all the securities offered pursuant to each such registration or, if such offering consists of a Shelf Registration, such registration having been declared or ordered effective and remained effective until the earlier to occur of (a) 360 days, plus the number of days in any Suspension Periods during such time, or (b) the sale of all the securities offered pursuant to each such registration.

          (c) FORM OF REGISTRATION; UNDERWRITING. The Purchaser shall determine the method of distribution of the Registrable Securities covered by its request, whether by means of an underwritten offering or any other lawful means, and the Purchaser shall determine the form of the registration statement to be used in connection therewith, whether an underwritten or non-underwritten offering on Form S-1 or Form S-3, a Shelf Registration statement on Form S-3 providing for a delayed or continuous offering of Registrable Securities, subject to the Company's approval such approval, such approval not to be unreasonably withheld; provided, however, that, in any event, the Company shall allow the Purchaser to use a delayed or continuous offering if available, or any other lawful means (provided that the Company meets the requirements for use of such form). In the event the registration is proposed to be part of a firm commitment underwritten public offering, the Purchaser shall so notify the Company and the Company shall, together with the Purchaser, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting, subject to the Company's reasonable approval.

          (d) A registration requested pursuant to this Section 2.1 shall not be deemed to be effected for purposes of this Section 2.1 if it has not been declared effective by the Commission or become effective in accordance with the Securities Act and/or the Exchange Act and the rules and regulations thereunder or its effectiveness has not been maintained for the applicable period required hereunder.

          (e) The Purchaser may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request by providing a written notice to the Company revoking such request. In such event, the Purchaser may, at its election, either (i) count such revoked registration as one of the two available registrations under this Section 2.1, in which case all Registration Expenses related thereto shall be paid by the Company, or (ii) not count such revoked registration as one of the two available registrations under this Section 2.1, in which case all Registration Expenses related thereto shall be paid by the Purchaser.

          (f) The Company shall not include any securities which are not Registrable Securities in any Registration Statement filed pursuant to a demand made under this Section 2.1 without the prior written consent of the Purchaser.

Without limitation of the foregoing, upon the Purchaser's request, the Company shall comply with any request of the Purchaser for a registration under the Securities Act or the Exchange Act in connection with a spin-off of Registrable Securities to the Purchaser's stockholders.

           2.2 COMPANY REGISTRATION.


               (a) NOTICE OF REGISTRATION. If at any time after three (3) years after the Effective Date, the Company shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders (other than the Purchaser), other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration in which the only equity security being registered is capital stock issuable upon conversion of convertible (or exchange of exchangeable) debt securities which are also being registered, the Company will:

                   (i) give to the Purchaser written notice thereof at least twenty (20) days prior to the filing of a registration therefore; and

                   (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request made within twenty (20) days after receipt of such written notice from the Company, by the Purchasers.

               (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, (i) the Company shall so advise the Purchaser as a part of the written notice given pursuant to Section 2.2(a)(i); (ii) the right of the Purchaser to registration pursuant to Section 2.2 shall be conditioned upon the Purchaser's participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein; and (iii) the Purchaser shall, together with the Company, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

               (c) MARKETING CUT-BACK. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to the extent such managing underwriter deems reasonably necessary. The Company shall so advise the Purchaser of the number of shares of Registrable Securities that may be included in the registration and underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to the Purchaser to the nearest 100 shares. The foregoing notwithstanding, the Purchaser's right to participate in the underwritten offering shall have priority over all other parties exercising registration rights in connection with such offering other than the Company.

               (d) RIGHT TO WITHDRAW FROM REGISTRATION. If the Purchaser disapproves of the terms of any such underwriting, the Purchaser may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

               (e) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.2 prior to the effectiveness of such registration whether or not the Purchaser has elected to include securities in such registration.

               (f) COMPANY REGISTRATION NOT DEMAND. A request by the Purchaser to include Registrable Securities in a proposed offering pursuant to this
Section 2.2 will not be deemed to be a request for a demand registration pursuant to Section 2.1.

          2.3  EXPENSES OF REGISTRATION.

               (a) The Registration Expenses incurred in connection with (i) two
(2) registrations pursuant to Section 2.1, and (ii) all registrations pursuant to Section 2.2 shall be borne by the Company.

               (b) Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Purchaser shall be borne by the Purchaser.

          2.4 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep the Purchaser advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof, and will:

               (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities on a form, for which the Company then qualifies, selected pursuant to Section 2.1(c) and use its best efforts to cause such Registration Statement to become and remain effective;

               (b) prepare and file with the Commission amendments and post-effective amendments to such Registration Statement and such amendments to the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or the Exchange Act or the rules and regulations thereunder necessary to keep such Registration Statement effective for up to one hundred twenty (120) calendar days or three hundred sixty (360) calendar days, in the case of a Shelf Registration, and cause the prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act and/or the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until the earlier of (i) such 120th or 360th calendar day, as the case may be, and (ii) such time as all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities; provided that a reasonable time before filing a Registration Statement or prospectus, or any amendments or supplements thereto, the Company will furnish to Purchaser, the managing underwriter and their respective counsel for review and comment, copies of all documents proposed to be filed and will not file any such documents to which any of them reasonably object prior to the filing thereof;

          (c) furnish to Purchaser such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits), any prospectus or prospectus supplement and such other documents as Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities by Purchaser (the Company hereby consenting to the use of the prospectus or any amendment or supplement thereto in connection with such disposition);

          (d) use commercially reasonable efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as Purchaser reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable Purchaser to consummate the disposition in such jurisdictions of the Registrable Securities owned by Purchaser, except that the Company will not for any such purpose be required to qualify generally to do business as a foreign corporation, to subject itself to taxation or to consent to general service of process in any such jurisdiction where, but for the requirements of this paragraph, it would not be obligated to be so qualified or to be so subject to taxation or to general service of process;

          (e) notify Purchaser at any time (a "Suspension Period") when a prospectus relating to any such Registrable Securities is required to be delivered under the Securities Act and the Company has become aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and prepare and furnish to Purchaser a reasonable number of copies of an amendment to such Registration Statement or related prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided that, the Company may not initiate Suspension Periods consisting of in excess of ninety (90) days in the aggregate and the time during which such Registration Statement shall remain effective pursuant to Section 2.4(b) will be extended by the number of days that Purchaser is prevented from selling because it is unable to deliver a prospectus.

          (f) notify Purchaser at any time,

              (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

              (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information;

              (iii) of the issuance by the Commission of any stop order of which the Company or its counsel is aware or should be aware suspending the effectiveness of the

Registration Statement or any order preventing the use of a related prospectus, or the initiation or any threats of any proceedings for such purposes; and

               (iv) of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction of the initiation or any threats of any proceeding for that purpose;

          (g) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to Purchaser an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company will be deemed to have complied with this Section 2.4(g) if it has satisfied the provisions of Rule 158 under the Securities Act;

          (h) use commercially reasonable efforts to cause all such Registrable Securities to be listed on any securities exchange or automated quotation system on which the Company Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or automated quotation system, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

          (i) enter into agreements (including underwriting agreements) and take all other appropriate and reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

               (i) make such representations and warranties to Purchaser and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in comparable underwritten offerings;

               (ii) use commercially reasonable efforts to obtain opinions of counsel to the Company thereof (which counsel and opinions (in form, scope and substance) will be reasonably satisfactory to the managing underwriters, if any, and Purchaser) addressed to Purchaser and the underwriters, if any, covering the matters customarily covered in opinions requested in comparable underwritten offerings and such other matters as may be reasonably requested by Purchaser and the managing underwriter, if any;

               (iii) use commercially reasonable efforts to obtain "cold comfort" letters and bring-downs thereof from the Company's independent certified public accountants addressed to Purchaser and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by independent accountants in connection with underwritten offerings;

               (iv) if requested, provide indemnification in accordance with the provisions and procedures of Section 2.5 to all parties to be indemnified pursuant to said section; and

               (v) deliver such documents and certificates as may be reasonably requested by Purchaser and the managing underwriters, if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

          (j) cooperate with Purchaser and the managing underwriter or underwriters or agents, if any, to facilitate, to the extent reasonable under the circumstances, the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the Registrable Securities to be sold under such Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters or agents, if any, or Purchaser may request;

          (k) if reasonably requested by the managing underwriter or underwriters or Purchaser, incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and Purchaser agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including without limitation information with respect to the purchase price being paid by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering and make all required filings of such prospectus supplement or post-effective amendment as promptly as practicable upon being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          (l) provide Purchaser, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by Purchaser or underwriter (collectively, the "Inspectors") reasonable access to appropriate officers of the Company and the Company's subsidiaries to ask questions and to obtain information reasonably requested by any such Inspector and make available for inspection all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records") as may be reasonably necessary to enable them to exercise their due diligence responsibilities;

          (m) in the event of the issuance of any stop order of which the Company or its counsel is aware or should be aware suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain its withdrawal; and the period for which the Registration Statement will be kept effective will be extended by a number of days equal to the number of days between the issuance and withdrawal of any stop orders; and

          (n) reasonably cooperate to make available members of senior management of the Company to participate in any meetings and conferences or "road shows" with potential purchasers of the Registrable Securities as the underwriters (if any) or the Purchaser may reasonably request, the parties recognizing that the regular responsibilities of such managers will take priority over any such activities.

          2.5  INDEMNIFICATION.

               (a) The Company will indemnify and hold harmless the Purchaser, each of its officers, directors and partners, and each person controlling the Purchaser within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, (commenced or threatened), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Purchaser, each of its officers, directors, and partners, and each person controlling the Purchaser, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by the Purchaser, controlling person or underwriter specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b), such indemnity agreement shall not inure to the benefit of: (1) the Purchaser to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Purchaser and stated to be specifically for use therein; or (2) any underwriter, to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance on and in conformity with written information furnished to the Company by an instrument duly executed by such underwriter and stated to be specifically for use therein.

          (b) The Purchaser will indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each of its officers, directors, and partners, and each person controlling the Purchaser within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation (commenced or threatened), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Company, the Purchaser, such directors, officers, persons, underwriters or control persons for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein. Notwithstanding the foregoing, the liability of the Purchaser under this subsection 2.6(b) shall be limited in an amount equal to the gross proceeds received by the Purchaser from the sale of shares in such registration.

          (c) Each party entitled to indemnification under this Section 2.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent the failure to give such notice is prejudicial to an Indemnifying Party's ability to defend such action, and provided further that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to prevent such statement or omission; provided, that in no event shall any contribution by the Purchaser hereunder exceed the proceeds from the offering received by the Purchaser.

               (e) The obligations of the Company and the Purchaser under this
Section 2.6 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation; provided, that no Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of Indemnifying Party.

               (f) The provisions of this Section 2.5 will be in addition to any liability which any Indemnifying Party may have to any Indemnified Party and will survive the termination of this Agreement.

          2.6 INFORMATION BY PURCHASER. The Purchaser, if included in any registration, shall furnish to the Company such information regarding the Purchaser, the Registrable Securities held by it and the distribution proposed by the Purchaser as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          2.7 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to use commercially reasonable efforts after the Effective Date to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, pursuant to the reporting requirements of the Securities Act or the Exchange Act;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) So long as the Purchaser owns any Registrable Securities, to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing the Purchaser to sell any such securities without registration.

          2.8 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to the Purchaser under Sections 2.1, 2.2 and 2.4 may not be transferred or assigned (in each case, by operation of law or
    ---
otherwise) to any transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Purchaser who is not a Purchaser Controlled Corporation (as such term is defined in that certain Governance Agreement by and among TWDC, DEI and the Company, of even date herewith).

          2.9 TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to this Agreement shall terminate at such time as the Company has registered all of the Purchaser's shares of Common Stock under the Securities Act, or the Purchaser owns less than one percent (1%) of the outstanding Common Stock of the Company.

          2.10 SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Purchaser, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Purchaser hereunder.

      3. STANDOFF AGREEMENT. In connection with any public offering of the Company's Common Stock in connection with an effective registration statement under the Securities Act, with respect to any shares of Common Stock owned by it which are not being registered in the offering, the Purchaser agrees, upon the request of the Company or the underwriters managing any under written offering of the Company's securities, not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock of the Company (whether such shares or any such securities are now owned by the Purchaser or are hereafter acquired) in any public offering; provided that in any such transaction not involving a public offering, Parent will effect such transaction at such times and in such manner consistent with the price, market conditions and with preserving an orderly trading market for the Company's securities and such that no public short position in the Company's securities will be created thereby, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time, not to exceed ninety
(90) days (or such lesser period as officers or directors of the Company are so restricted with respect to the transfer of shares of capital stock of the Company held by them) after the effective date of the registration statement relating thereto. The Purchaser further agrees that during any Suspension Period (as defined in Section 2.4(e)), the Purchaser will not sell any Registrable Securities pursuant to the Registration Statement until (i) such Purchaser is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) the Purchaser has received copies of any additional, supplemental or amended prospectus, if applicable, and (iii) the Purchaser has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus. The Purchaser agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 3.

      4. AMENDMENT. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

      5. GOVERNING LAW. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

      6. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

      7. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a recognized commercial overnight delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to the Purchaser, to:      The Walt Disney Company
                                        500 South Buena Vista Street
                                        Burbank, CA  91521
                                        Attention:  General Counsel
                                        Telephone No.: (818) 560-7707
                                        Facsimile No.: (818) 563-1766

          with a copy to:               The Walt Disney Company
                                        500 South Buena Vista Street
                                        Burbank, CA  91521
                                        Attention:  Chief Financial Officer
                                        Telephone No.: (818) 560-6977
                                        Facsimile No.: (818) 846-8726
          with a copy to:          O'Melveny & Myers LLP
                                   400 S. Hope Street
                                   Los Angeles, CA 90071
                                   Attention: C. James Levin, Esq.
                                   Telephone No.: (213) 430-6578
                                   Facsimile No.: (213) 430-6407

          with a copy to:          Dewey Ballentine LLP
                                   1775 Pennsylvania Avenue, N.W.
                                   Washington, DC  20006-4605
                                   Attention: Joseph M. Pari
                                   Telephone No.: (202) 862-4516
                                   Facsimile No.: (202) 862-1093

          if to the Company, to:   Infoseek Corporation
                                   1399 Moffett Park Drive
                                   Sunnyvale, CA  94089
                                   Attention: Andrew E. Newton, Esq.
                                   Telephone No: (408) 543-6000
                                   Facsimile No: (408) 734-9350

          with a copy to:          Wilson Sonsini Goodrich & Rosati,
                                   Professional Corporation
                                   650 Page Mill Road
                                   Palo Alto, CA  94304-1050
                                   Attn: David J. Segre, Esq.
                                   Telephone: (650) 493-9300
                                   Facsimile: (650) 493-6911

      8. REMEDIES. The Purchaser and the Company agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. Accordingly, it is agreed that the Company or the Purchaser, as the case may be, shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under the Agreement.

      9. SEVERABILITY. If the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      10. ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     12. THIRD PARTY BENEFICIARIES. There shall be no third party beneficiaries to this Agreement except that any Purchaser Controlled Corporation that owns any Registrable Securities shall be entitled to exercise the rights of Purchaser hereunder.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  The foregoing agreement is hereby executed as of the date first above written.


"COMPANY"

INFOSEEK CORPORATION


By: /s/ HARRY M. MOTRO
   ------------------------------------
   Harry M. Motro
   President and Chief Executive Officer


"TWDC"

THE WALT DISNEY CORPORATION


By: /s/ DAVID K. THOMPSON
   ------------------------------------
   David K. Thompson
   Senior Vice President

"DEI"

DISNEY ENTERPRISES, INC.


By: /s/ DAVID K. THOMPSON
   ------------------------------------
   David K. Thompson
   Senior Vice President



                        [REGISTRATION RIGHTS AGREEMENT]